EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the inclusion in this Amendment No. 6 to the registration statement on Form SB-2 of our report dated December 15, 2004, except as to Note 14 which is dated February 8, 2005, Note 6 which is dated April 26, 2005 and
Note 13 which is dated June 17, 2005, on our audit of the consolidated financial statements of Sagamore Holdings, Inc. and subsidiary as of October 3, 2004, and for the period from September 15, 2004 (date of capitalization) through October 3, 2004, and our report dated December 15, 2004 on the financial statements of Nexus Custom Electronics, Inc. as of October 3, 2004 and June 30, 2004, and for the period from July 1, 2004 through October 3, 2004 and for the years ended June 30, 2004 and 2003, which reports include explanatory paragraphs relating to the ability of Sagamore Holdings, Inc. and subsidiary and Nexus Custom Electronics, Inc. to continue as going concerns. We also consent to the reference to our firm under the caption "Experts" in this registration statement.


/s/J.H. Cohn LLP


Roseland, New Jersey
August 12, 2005